EXHIBIT 99.1

Midland States Bancorp Announces Signing of Agreement to Acquire ATG Trust Company

EFFINGHAM, Ill., Feb. 10, 2021 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ: MSBI) today announced that Midland States Bank, its wholly-owned bank subsidiary, has signed an agreement to purchase substantially all of the trust assets of ATG Trust Company (“ATG Trust”), a trust company based in Chicago with approximately $387 million in assets under management and annual revenue of approximately $3.5 million. The transaction increases the size of Midland’s Wealth Management group to more than $3.8 billion in assets under administration and more than 90 financial professionals.

ATG Trust was founded in 1998 as a subsidiary of Attorneys’ Title Guaranty Fund, Inc., principally to handle land trusts and other real estate related services. Since that time, ATG Trust has grown into a more diversified trust business, including administering court-supervised guardianships and special needs trusts. ATG Trust also has an investment management business primarily focused on managing IRAs.

Jeffrey G. Ludwig, President and Chief Executive Officer of Midland States Bancorp, said, “Over the past several years, we have effectively utilized acquisitions to grow our assets under administration, better leverage our wealth management platform, and add expertise in specialized areas. We are excited to add ATG Trust, which will further increase the scale and diversification of our wealth management business, while adding new capabilities that will enhance our ability to attract new clients. The addition of ATG Trust will help us to further increase our level of recurring fee income, which is one of our long-term strategies for enhancing the value of the Midland franchise.”

Kathryn Van Eeuwen, President and Chief Executive Officer of ATG Trust, commented, “In Midland, we have found an organization whose mission aligns with our own. Throughout our 22-year history, ATG Trust clients have found a sympathetic, familiar, and highly competent trust team to help navigate the trust and estate landscape. Our goal is always to help our clients. We are excited to enhance our ability to support people and continue our story with Midland.”

“We are pleased to be able to bring ATG Trust into the Midland Wealth Management group,” commented Eric Chojnicki, President of Midland Wealth Management. “Their focus on providing a high level of personalized service to their trust and investment clients is exactly aligned with our community banking approach, and their trust professionals have deep experience in trust and estate administration, including special needs trusts.”

The transaction, which is subject to regulatory approval and other customary closing conditions, is expected to close during the second quarter of 2021 and will result in minimal tangible book value dilution.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of December 31, 2020, the Company had total assets of approximately $6.87 billion, and its Wealth Management Group had assets under administration of approximately $3.48 billion. Midland provides a full range of commercial and consumer banking products and services, business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, goals, future financial condition and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including the effects of the COVID-19 pandemic and its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321